Nextdoor Investor Update Q1 2026 Exhibit 99.1

Indrajit Ponnambalam CFO

**Certain statements in this Investor Update may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “project,” “target,” “plan,” or “potentially” or the negatives of these terms or variations of them or similar terminology. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter of 2026 and full-year 2026, trends and expectations regarding our business and operating results, including the implementation and potential impact of our new Nextdoor initiative, our expectations on Platform WAU growth, our business strategy and plans, and our objectives and future operations. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this Investor Update, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to scale our business and monetization efforts; our ability to expand business operations abroad; our limited operating history; risks associated with managing our growth; our ability to achieve and maintain profitability in the future; the effects of the highly competitive market in which we operate; the impact of macroeconomic conditions on our business, including the impact of significant political, trade and regulatory developments; our ability to attract new and retain existing customers and users, or renew and expand our relationships with them; our ability to anticipate and satisfy customer preferences; market acceptance of our platform; our ability to successfully develop and timely introduce new products and services; risks associated with the use of AI and ML-driven features in our platform; our ability to achieve our objectives of strategic and operational initiatives; cybersecurity risks to our various systems and software; the impact of privacy and data security laws and other applicable laws and regulations; and other general market, political, economic, and business conditions. Additional risks and uncertainties that could affect our financial results and business are more fully described in our Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed on May 6, 2026, and our other SEC filings, which are available on the Investor Relations page of our website at investors.nextdoor.com and on the SEC’s website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements.We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Investor Update or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on the forward-looking statements in this Investor Update. This Investor Update includes certain non-GAAP financial measures (including on a forward-looking basis). These non-GAAP measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to their nearest GAAP equivalent or any other performance measures derived in accordance with GAAP. A reconciliation of the non-GAAP financial measures used in this Investor Update to their nearest GAAP equivalent is included in the Appendix to this Investor Update. Nextdoor believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Nextdoor. Nextdoor’s management uses forward-looking non-GAAP measures to evaluate Nextdoor’s projected financials and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Nextdoor’s financial measures. In addition, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore, Nextdoor’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Disclaimer

Nirav Tolia CEO

Q1’26 Performance Update Q1’26 Results Notes Users 22.3M Platform WAU +1% y/y Revenue $62M +14% y/y Profitability ($11M) Net Loss; (19%) margin, +22 ppt y/y ($0.2M) Adj. EBITDA; (0.3%) margin, +17 ppt y/y Metrics for the quarter ended 3/31/2026. Some figures may not tie due to rounding. A reconciliation of non-GAAP metrics used in this Investor Update to their most comparable GAAP measures is provided in the Appendix at the end of this Investor Update.

Pillars of our investment thesis The Neighborhood Graph A unique verified, address-based graph built on identity, location, and trust. Intent-Driven Engagement High-intent usage driven by real-world decisions and action. Multiple Monetization Pathways Multiple monetization tools to match high-intent engagement with businesses. Validated Business Model Improving ROI and operating leverage demonstrate disciplined execution. Founder’s Mentality Long-term focus, disciplined capital allocation, and commitment to network health.

Indrajit Ponnambalam CFO

Platform Weekly Active Users (WAU) Some figures may not tie due to rounding. Platform WAU reflects users who open our application or log on to our website at least once during a defined 7-day period. Platform WAU is our primary user metric. It includes users who engage directly on the Nextdoor app or website. 22.3 million Platform WAU matches an all-time high for Nextdoor. We expect Platform WAU may fluctuate in the near-term.

Revenue Some figures may not tie due to rounding. Strongest Q1 revenue in company history. Q1 revenue was $62M, +14% year-over-year, reflecting strong self-serve advertiser demand and better yields. Self-serve channel revenue grew 28% year-over-year in Q1 and increased share of total revenue to 68%. ARPU improved by 12% year-over-year in Q1.

Net Income (Loss) Some figures may not tie due to rounding. Operating leverage improved year-over-year. Net loss and margin were ($11M) and (19%), respectively. Net margin improved by 22 ppt year-over-year. Margin improvement was driven by stronger revenue and lower year-over-year GAAP operating expenses.

Adjusted EBITDA Some figures may not tie due to rounding. A reconciliation of non-GAAP metrics used in this presentation to their most comparable GAAP measures is provided in the Appendix at the end of this presentation. Margin gains reflect ongoing discipline and better execution. Adjusted EBITDA was ($0.2M), representing a (0.3%) margin. Adjusted EBITDA margin improved by 17 ppt year-over-year. Revenue growth and operating leverage continue to drive our year-over-year improvement.

Productivity and Capital Allocation 1. Annualized revenue / FTE = Quarterly revenue x 4 / average # of full-time employees in quarter. Some figures may not tie due to rounding. Annualized Revenue / FTE ($K)1 Productivity remains a key priority. Revenue / FTE improved 31% year-over-year in Q1. Repurchased 17.0M shares at an average price of $1.69 in Q1. Strong balance sheet a key differentiator: $373M in cash, cash equivalents, and marketable securities at Q1-end.

Financial Outlook Some figures may not tie due to rounding. Outlook as of 5/6/2026. Q2’26 Outlook y/y change (midpoint of range) Additional details Revenue $71M - $73M +11% y/y Q2 guidance reflects anticipated continued momentum we are seeing across the business. We also expect full-year 2026 revenue will grow approximately 10%. Adj. EBITDA $4M - $6M NM Q2 guidance reflects the compounding effects of our monetization improvements, productivity gains and engagement trends. Adj. EBITDA Margin 4% - 7% +9 ppt y/y We expect full-year 2026 Adj. EBITDA margin in the high single-digit range.

investors.nextdoor.com Questions

Appendix

16 Condensed Consolidated Balance Sheets in thousands, except per share data Some figures may not tie due to rounding.

17 Condensed Consolidated Statements of Operations in thousands, except per share data Some figures may not tie due to rounding.

18 Condensed Consolidated Statements of Cash Flows in thousands Some figures may not tie due to rounding.

Non-GAAP Financial Measures To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present non-GAAP cost of revenue, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, adjusted EBITDA and adjusted EBITDA margin in this shareholder letter. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP. We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company's operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest income, provision for income taxes, and, if applicable, restructuring charges and acquisition-related costs. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and our non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense (if any), or the cash requirements necessary to service interest or principal payments on debt (if any), which reduces cash available to us; or (c) tax payments that may represent a reduction in cash available to us. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP measures has been provided on the following page. 19

20 Adjusted EBITDA Reconciliation in thousands Some figures may not tie due to rounding.

21 investors.nextdoor.com · ir@nextdoor.com